For Immediate Release

FORWARD INDUSTRIES ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Board of Directors Authorizes Additional Shares for Repurchase

Pompano Beach, FL, January 21, 2004 - Forward Industries, Inc. (Nasdaq:FORD), a designer and distributor of custom carrying case solutions, today announced results for the quarter ended December 31, 2003, its first quarter of the 2004 fiscal year.  The tables accompanying this release set forth the Company's unaudited consolidated statements of income and balance sheets for the period, which are derived from the Company's unaudited consolidated financial statements included in Form 10-QSB.

Net income for the quarter was $191,537, or $.03 per diluted share, compared to $559,146, or $.10 per diluted share for the quarter ended December 31, 2002.  Sales in the first quarter of fiscal 2004 were $4.5 million, compared to $5.7 million in the comparable quarter of fiscal 2003.  In the current quarter, revenues from OEM sales to Motorola and under Forward's license agreement were lower compared to the prior year's quarter, offset in part by increased sales to Nokia, which was the primary reason for the decline in revenues.  The prior year's period included a large shipment of cases in connection with a Motorola launch of a cell phone with camera attachment.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, stated, "The difficult comparison with last year's unusually strong first quarter is due in large part to a Motorola product launch in that quarter.  Nonetheless, we are pleased to report our ninth consecutive quarter of profitability.  More important to us is the fact that we continue to experience strong demand for our products and expect that trend to continue.

"We continue to focus on maintaining a solid financial position.  We closed the quarter with $2.2 million in cash, no long-term debt or borrowings outstanding under our credit facilities and $5.0 million in working capital.  Given our strong financial position, our Board of Directors today authorized an increase in the number of shares of our common stock authorized for repurchase under our previously announced share buyback program by 86,200 shares to 486,200 shares.  Because we have already purchased 66,200 shares under the existing authorization, we now have 420,000 shares to purchase as market conditions permit."

Mr. Ball concluded, "We are very optimistic about our outlook for the year as a whole and we look forward to reporting our performance as the year progresses."

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

-more-

Forward Industries, Inc. News Release January 21, 2004	Page 2

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren Mortman
(954) 419-9544		(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com

-more-

Forward Industries, Inc. News Release January 21, 2004	Page 3

FORWARD INDUSTRIES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2003	2002
Net sales................................................................	$ 4,492,973	$ 5,691,642
Cost of goods sold..............................................	3,023,293	3,851,623
Gross profit...........................................................	1,469,680	1,840,019

Operating expenses:
Selling...........................................................	728,222	674,420
General and administrative........................	572,133	619,988
Total operating expenses......................	1,300,355	1,294,408

Income from operations......................................	169,325	545,611

Other income (expense):
Interest expense..........................................	--	(1,401)
Interest income............................................	2,226	3,137
Other income - net.......................................	41,597	36,799
Total other income ................................	43,823	38,535

Income before provision for income taxes......	213,148	584,146
Provision for income taxes................................	21,611	25,000

Net income ..........................................................	$ 191,537	$ 559,146

Net income per common and common equivalent share
Basic........................................................	$0.03	$0.10
Diluted.....................................................	$0.03	$0.10

Weighted average number of common and common equivalent shares outstanding
Basic........................................................	6,025,046	5,813,908
Diluted.....................................................	6,327,112	5,813,908

-more-

Forward Industries, Inc. News Release January 21, 2004	Page 4

FORWARD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2003	2003
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents.................................................................	$ 2,212,005	$ 2,125,300
Accounts receivable - net ..................................................................	3,471,292	3,460,085
Inventories............................................................................................	927,511	708,235
Prepaid expenses and other current assets......................................	176,653	197,476
Deferred tax asset.................................................................................	58,700	58,700
Total current assets..........................................................................	6,846,161	6,549,796

Property, plant, and equipment - net....................................................	241,310	258,323
Deferred tax asset....................................................................................	331,300	331,300
Other assets.............................................................................................	40,607	40,607
TOTAL ASSETS...............................................................................	$ 7,459,378	$ 7,180,026

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable................................................................................	$ 1,619,587	$ 1,140,960
Accrued expenses and other current liabilities...............................	252,108	743,450
Total current liabilities.....................................................................	1,871,695	1,884,410

Commitments and contingencies.........................................................

Shareholders' equity:
Preferred stock, 4,000,000 authorized shares, par value $.01; none issued.....................................................................................	--	--
Common stock, 40,000,000 authorized shares, par value $.01; 6,587,031 and 6,503,541 shares issued, respectively (including 527,090 held in treasury).............................................	65,870	65,027
Paid-in capital.......................................................................................	8,587,125	8,487,438
Accumulated deficit............................................................................	(2,291,876)	(2,483,413)
	6,361,119	6,069,052
Less: Cost of shares in treasury........................................................	(773,436)	(773,436)
Total shareholders' equity...............................................................	5,587,683	5,295,616

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............	$ 7,459,378	$ 7,180,026

####